Exhibit 99.1

Tellium Announces Reverse Stock Split

OCEANPORT, N.J., NOVEMBER 3, 2003 — Tellium (Nasdaq:TELM) announced today that its Board of Directors has unanimously approved a one-for-four reverse stock split of the company’s outstanding common stock. The reverse stock split was approved by the Tellium stockholders at the annual meeting of stockholders on May 21, 2003. As a result of the reverse stock split, every four shares of Tellium common stock will be exchanged for one share of Tellium common stock. Consummation of the reverse stock split is subject to stockholder approval of the proposed merger between the company and Zhone Technologies, Inc. and will be effective immediately prior to the closing of the merger. The company currently anticipates that the reverse stock split and the merger will be effective on November 13, 2003, or as soon thereafter as is practicable, after each company holds a special meeting of its stockholders to approve the merger.

About Tellium

Tellium delivers high-speed, high-capacity, intelligent optical solutions that empower service providers around the world to create, run, control and optimize their networks. First in the world to provide in-service, intelligent optical switches, Tellium’s Aurora Optical Switch™ family and the StarNet Software Suite™ together offer service providers a simple and cost-effective migration path to next-generation public networks.

For more information, visit Tellium’s web site at www.tellium.com, or contact:

Media

Mike Deshaies

Tel: 732-923-4160

Email: mdeshaies@tellium.com

Investors

Jenniffer Collins

Tel: 732-483-3112

Email: jcollins@tellium.com

Additional Information About the Merger

Tellium and Zhone have filed a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (SEC) in connection with the merger. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. In addition, Tellium and Zhone have filed other information and documents concerning the merger and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents are available without charge on the SEC’s web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 800-SEC-0330. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Tellium and Zhone. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The officers and directors of Tellium and Zhone may have interests in the merger, some of which may differ from, or may be in addition to, those of the stockholders of Tellium and Zhone generally. A description of the interests that the officers and directors of the companies have in the merger is available in the Joint Proxy Statement/Prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In addition, Tellium and Zhone, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Tellium and Zhone in favor of the merger. Information about the officers and directors of Tellium and their ownership of Tellium securities is set forth in the proxy statement for Tellium’s 2003 Annual Meeting of Stockholders filed with the SEC on April 30, 2003. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in Zhone’s Registration Statement on Form 10 filed with the SEC on April 30, 2003, as amended. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus filed with the SEC.

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Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, forecasts and assumptions of the company that involve risks and uncertainties. Forward-looking statements in this release include, but are not limited to: our anticipation that the reverse stock split will be effective, and the merger will close, on November 13, 2003, our ability to deliver better, faster and more cost-effective products to the marketplace and all other statements that are not purely historical. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, the risk that (1) we continue to incur significant losses in the future; (2) our limited operating history makes forecasting our future revenues and operating results difficult, which impairs our ability to manage our business; (3) we generate substantially all of our revenue from a limited number of customers; (4) we will not attract new customers; (5) customers fail to place orders for our products; (6) we are unable to reach commercially-acceptable contract terms with new customers; (7) our revenues and operating results vary significantly from quarter to quarter, causing the price of our common stock to decline; (8) the selling prices of our products declines; (9) significant non-cash charges will affect our future operating results, causing the price of our common stock to decline; (10) general economic conditions or conditions within our industry continue to worsen or improve more slowly than we expect; (11) we experience volatility in our stock price; (12) errors or defects in our products are found only after full deployment in a customer’s network; (13) our products are unable to operate within customer networks; (14) our products fail to meet contract specifications or industry standards that may emerge; (15) the optical switching market fails to develop as we expect; (16) we fail to develop new and enhanced products; (17) we are unable to increase market awareness and sales of our products; (18) we are unable to comply with government regulation; (19) any disruption in our manufacturing relationships may cause us to fail to meet customers demands; and (20) industry conditions and our workforce reductions could impact product development and existing customer contracts.

These and other factors and other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission, particularly the “Risk Factors” section of our annual and quarterly reports. The forward-looking statements in this press release are only made as of this date, and the company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Tellium, the Tellium logo, “Smarter, Faster Optical Networks”, Aurora Optical Switch, StarNet Software Suite and others are trademarks or registered trademarks of Tellium, Inc. in the United States and/or other countries. Other marks are the properties of their respective owners.